Exhibit 99.1

The Real Good Food Company Reports Preliminary Third Quarter 2023 Financial Results and

Provides Preliminary 2023 and 2024 Outlook

CHERRY HILL, N.J., October 10, 2023 — The Real Good Food Company, Inc. (Nasdaq: RGF) (“Real Good Foods” or the “Company”), an innovative, high-growth, branded, health- and wellness-focused frozen food company, today reported preliminary financial results for its third quarter ended September 30, 2022.

Management Commentary

Third Quarter 2023 Highlights

•	Preliminary net sales in the third quarter are expected to increase in the range of 46% and 52%, as compared to the same quarter last year, to a range of $55 million and $57 million.

•	Preliminary estimated adjusted gross margin is expected to increase by 7% to 11% year over year.

•	Preliminary Adjusted EBITDA in the third quarter is expected to increase in the range of $0 million and $2 million, as compared to a loss of $3.8 million for the same quarter last year.

Preliminary Financial Results for the Quarter Ended September 30, 2023

For the three months ended September 30, 2023, the Company’s preliminary estimated net sales are expected to be between $55 million and $57 million, an increase in the range of approximately $17.5 million to $19.5 million, or 46% to 52% as compared to net sales of $37.6 million for the three months ended September 30, 2022. This is lower than the Company’s previously announced guidance for the third quarter 2023 of expected net sales of $60 million to $65 million. The Company’s sales growth was not able to keep up with consumption growth in the quarter owing to the sharper than expected increase in consumption and it being more heavily weighted towards the back end of the quarter than expected. For the three months ended September 30, 2023, total consumption of the Company’s branded products increased by 90% year over year and 76% quarter over quarter, outpacing shipment growth of 50% and 58% over the corresponding period, respectively. This gap between consumption and shipment growth was the largest in the Company’s history, and as a result, retailer inventories are low at the end of the quarter. In addition, customer order activity was more heavily weighted toward the back-end of the quarter with open orders in September 2023 representing a three times increase over July 2023.

For the three months ended September 30, 2023, the Company’s preliminary estimated adjusted gross margin is expected to increase by 7% to 11% year over year as a result of improved plant operating efficiency, lower labor costs, and, to a lesser extent, a decline in certain commodity prices. In addition, the Company’s preliminary estimated adjusted EBITDA for the three months ended September 30, 2023 is expected to be between $0 million and $2 million, an increase compared to a loss of $3.8 million for the three months ended September 30, 2022.

For the three months ended September 30, 2023, the Company’s preliminary estimated cash flow before debt service is expected to be $(2.2) million, an $8.6 million improvement as compared to the corresponding period in 2022. In addition, the Company also estimates that, as of September 30, 2023, it will have a cash balance of approximately $2 million.

The Company’s liquidity required for growth declined throughout the quarter as the Company dealt with several one-off matters, including:

•	industry-wide contraction in trade terms from certain key vendors;

•	temporary increases in chicken prices during the third quarter; and

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an increase in working capital balances at the end of the quarter as a material portion of third quarter sales were realized in September 2023, resulting in increased account receivables balances that the Company currently expects to collect in early in the fourth quarter of 2023.

The estimated results as of and for the three months ended September 30, 2023 are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results are subject to the closing of the third fiscal quarter of 2023 and finalization of financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with U.S. generally accepted account principles (“GAAP”). Consequently, we have provided ranges, rather than specific amounts, for the preliminary results primarily because our financial closing procedures for the three months ended September 30, 2023 are not yet complete, and as a result, our results upon completion of our closing procedures may vary from the preliminary estimates. We caution you that the estimates of revenue are forward-looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. See sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our unaudited financial data and the actual unaudited financial data that we will report for the three months ended September 30, 2023.

Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results, nor have they expressed any opinion or any other form of assurance on the estimated results.

The Company expects to publicly report its final consolidated financial statements and related notes as of and for the quarter ended September 30, 2023 in November 2023. The Company’s actual results may differ materially from the estimates above. These estimates should not be viewed as a substitute for full audited or interim financial statements prepared in accordance with GAAP.

Outlook

The Company is updating its guidance for three months and full year ending December 31, 2023:

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Net sales for the three months ending December 31, 2023 are expected to be $65 million to $72 million (down from the previously disclosed guidance of $70 million and $77 million) or approximately 83% to 102% growth as compared to the corresponding quarter in 2022

•	Adjusted EBITDA for the three months ending December 31, 2023 is expected to be $4 million to $6 million

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Net sales for the year ending December 31, 2023 are expected to be $185 to $194 million (down from the previously disclosed guidance of at least $200 million) or approximately 31% to 37% growth as compared to 2022

•	Adjusted gross margin for the year ending December 31, 2023 is expected to be at least 24%, which is in line with the Company’s prior guidance

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Adjusted EBITDA for the year ending December 31, 2023 is expected to be in the low-to-mid single-digit millions range (down from previously disclosed guidance of mid-to-high single-digit millions range)

The Company is also providing preliminary guidance for the year ending December 31, 2024:

•	Net sales of at least $245 million

•	Adjusted gross margin increasing 1% to 2% as compared to 2023

•	Adjusted EBITDA of at least $15 million

Long-term, the Company continues to expect:

•	Net sales of approximately $500 million

•	Adjusted gross margin of 35%

•	Adjusted EBITDA margin of 15%

In addition, the Company currently expects to reach positive operating cash flow beginning in the fourth quarter of 2023 and to carry that trend forward into 2024.

The Company is not providing guidance for gross margin or net loss, the most directly comparable GAAP measures, and similarly cannot provide a reconciliation between its forecasted adjusted gross margin and GAAP gross margin and adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control, may vary significantly between periods and could significantly impact future financial results. We caution you that these estimates are forward-looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. See sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC for additional information regarding factors that could result in differences between these forward-looking statements and are actual results. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. The guidance provided is only an estimate of what the Company believes is realizable as of the date of this report, and any forward-looking statements speak only as of the date hereof.

Corporate and Market Updates

In addition to the information related to its preliminary estimated third quarter 2023 results and guidance on certain financial information, the Company provides the following corporate updates:

Refrigerated Entrees

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The Company plans to extend further into the refrigerated foods category by expanding into the refrigerated entrees category, following existing demand of its Flautas and Burritos products. According to IRI information, net sales for our Flautas and Burritos products had an annual run rate of $58 million, for the club channel for the 13-week period ended September 30, 2023. In addition, according to IRI information, Flautas and Burritos achieved net sales of $1,715 and $2,002 per club per week for the nine months ended September 30, 2023

•	The Company’s sales pipeline for new refrigerated entrée items includes three items in club, which are pending commercialization, and six items in grocery that are already commercialized

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According to SPINS information, the refrigerated entrees category represents a $4 billion market (with the refrigerated proteins sub-category making up approximately $1 billion), which the Company currently believes can provide $50 million in incremental revenue opportunity

Frozen Poultry

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The Company had a successful launch of its Breaded Poultry. According to SPINS information, net sales for our Breaded Poultry products had a run rate of $133 million, for the club and measured channels for the 13-week period ended October 1, 2023, and has the #1 best selling velocity item in the “HWI” Frozen Meat, Poultry & Seafood sector at a large national mass retail customer according to SPINS data for 4-week period ending September 10, 2023

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The Company believes its Breaded Poultry has the potential to be the #3 ranked breaded poultry brand in all commodities volume by the end of 2024; as such, the Company currently believes this will provide a $100 million sales opportunity, as a national mass retailer has indicated it will be putting new the Company’s Seasoned Chicken Breast Nuggets on the shelf in June 2024

Frozen Seafood

•	The Company plans to expand into the Frozen Seafood category with RGF Breaded Fish, and possibly to expand Frozen Poultry with RGF Seasoned Nuggets & Strips

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According to SPINS information, net sales for the Frozen Seafood and the Frozen Poultry categories were $7 billion and $7.3 billion market, respectively, for the 52-week period ended September 10, 2023. The Company currently estimates that these markets could each yield an opportunity for at least a $100 million in sales in the future.

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Accordingly, based on the products already on the shelf and the Company’s new products with shipment authorizations, the Company has a strategy to reach $300 million in annual run-rate revenue by the end of 2024 based on the Company’s currently estimated sales for the second half of 2024.

Other Corporate Updates

•	The Company has expanded production capacity at its Bolingbrook facility, which, combined with its City of Industry facility, is expected to support $450 million in annual sales.

Industry and Market Data

This report contains statistical data, estimates, and forecasts that are based on various sources, including independent industry publications and other publicly available information, as well as other information based on the Company’s internal sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these data, estimates, and forecasts. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industry and market data are subject to a variety of risks and uncertainties, including those described in the risk factors in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K or other filings with the SEC, which could cause results to differ materially from those expressed in these publications and reports. Certain information in the text of this report is from industry data sources and publicly available data and reports, including from SPINS, LLC (“SPINS”) and Information Resources, Inc. (“IRI”), which are independent industry and research organizations. The content of such sources, except to the extent specifically set forth in this report, does not constitute a portion of this report and is not incorporated herein.

About The Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Non-GAAP Financial Measures

In addition to the Company’s financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes that adjusted gross margin, and adjusted EBITDA, each of which is a non-GAAP financial measure, are useful performance measures and metrics for investors to evaluate current trends in its operations and compare the ongoing financial and operating performance of our business from period to period. In addition, management uses these non-GAAP financial measures to assess our operating performance and for internal planning purposes. The Company also believes these measures are widely used by investors, securities analysts, and other parties in evaluating companies in our industry as measures of financial and operational performance. However, the non-GAAP financial measures included in this press release have limitations and should not be considered in isolation, as substitutes for, or as superior to, performance measures calculated in accordance with GAAP. Other companies may calculate these measures differently, or may not calculate them at all, which limits the usefulness of these measures as comparative measures. Because of these limitations, the Company considers, and you should consider, these non-GAAP financial measures with other operating and financial performance measures presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022.

In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions and macroeconomic challenges, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Relations Contact

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com